Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-181526) and Form S-3 (File No. 333-181531) of BreitBurn Energy Partners L.P. of our report dated November 29, 2012 relating to the Statements of Revenues and Direct Operating Expenses of the Acquired Properties, which appears in this Current Report on Form 8-K.

/s/ Hutchinson and Bloodgood, LLP

Glendale, California

December 5, 2012